UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                               _____________


                                  FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


                               _____________


      Date of Report (Date of earliest event reported):  April 4, 1996




         PROPERTY SECURED INVESTMENTS, INC.PROPERTY SECURED INVESTMENTS, INC.
           (Exact name of registrant as specified in its charter)





     California               33-26036            95-4075422
     (State or other          (Commission         (IRS Employer
     jurisdiction of          File Number)        Identification No.)
     incorporation)

                   445 South Figueroa Street, Suite 2600,
                    Los Angeles, California  90071-1630
         (Address of principal executive offices)       (Zip Code)






                       Registrant's telephone number,
                    including area code:  (213) 612-7714



     EXHIBIT INDEX AT PAGE: NOT APPLICABLE






     Item 2.   Acquisition or Disposition of Assets
     -------   ------------------------------------
               The sole remaining piece of real property owned by Property Secured Investments, Inc. (the "Company") was declared tax defaulted by Los Angeles County due to the failure of the original borrower to pay Los Angeles County real property taxes for the 1989-1990 tax year. Such property is located at 11011 Crenshaw Boulevard in Inglewood, California, an economically disadvantaged, inner-city area and was recently repaired from fire damage. The Company obtained title to such property by foreclosure in 1993. Although apparently notified of such tax defaults prior to and at the time of such foreclosure, the Company's prior advisor, Property Mortgage Co., Inc. ("PMC"), now in bankruptcy, and its loan servicing agents, did not take action to pay the past due taxes, penalties and interest. Prior to its bankruptcy, PMC was responsible for the Company's management.
     The Company's former President, Irving Kellog, caused the Company to pay the real property taxes for the 1993-1994 tax year.
     Mr. Kellog, who was responsible for the day-to-day operations of the Company after PMC's bankruptcy, died in early 1994 and left no record of the tax status of the property. Under new management, which took office September 1994, the Company attempted to sell the property but received no qualified offers.

               The property was sold in a tax sale in February, 1996 for a $159,000. Title was transferred to the new owner on April 4, 1996. At the time of sale, taxes, penalties and interest due totalled approximately $57,100. There were excess proceeds from the tax sale of approximately $101,900. The Company has filed a claim with Los Angeles County for such excess proceeds. Although the Company is unaware of any other potential claimants to such proceeds, the amount of its recovery, if any, from such claim is uncertain. Under California law, any lien holder on the property at the time of the tax sale has priority over the Company as the owner of the property due to the prior foreclosure. Under California law, such proceeds will not be dispersed until at least one year after transfer of title and will be reduced by certain administrative costs incurred by the County.


     Item 5.   Other Events
     -------   ------------
               On June 7, 1996, the Company's Board of Directors declared a dividend of $.50 per share (after giving effect to the one-for-four reserve stock split effected by the Company on July 7, 1995) of the Company's Common Stock. The record date for such dividend was June 7, 1996. Such dividend was paid on July 3, 1996.








               Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



     Dated:  July 30, 1996

                              PROPERTY SECURED INVESTMENTS, INC.



                         By:   /s/ ANDREW K. PROCTOR
                              ----------------------------------
                              ANDREW K. PROCTOR, President









































